UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2014

ANTERO RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36120	80-0162034
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Wynkoop Street
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 357-7310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

Company Credit Agreement Amendment

On May 5, 2014, Antero Resources Corporation (the “Company”) entered into an Eleventh Amendment (the “Eleventh Amendment”) to its Fourth Amended and Restated Credit Agreement with the lenders party thereto and J.P. Morgan Chase Bank, N.A., as administrative agent (the “Company Credit Agreement”).  The Eleventh Amendment amended the Company Credit Agreement to, among other things, (i) increase the maximum amount of the credit facility from $2.5 billion to $3.5 billion, (ii) increase aggregate lender commitments to $2.0 billion (including $400 million associated with the midstream credit facility described below) , (iii) extend the maturity date from May 2016 to May 2019, (iv) increase the borrowing base under the credit facility from $2.0 billion to $3.0 billion and (v) permit dispositions to and investments in Antero Resources Midstream LLC (“Antero Midstream”) as of its proposed initial public offering as a master limited partnership and thereafter.

A copy of the Eleventh Amendment is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.  The description of the Eleventh Amendment contained herein is qualified in entirety by the full text of such instruments.

Indenture

On May 6, 2014, the Company completed the issuance and sale (the “Offering”) of $600,000,000 aggregate principal amount of its 5.125% Senior Notes due 2022 (the “Notes”) to J.P. Morgan Securities LLC and the other initial purchasers (the “Initial Purchasers”).  The Notes were issued pursuant to an indenture, dated as of May 6, 2014 (the “Indenture”), by and among the Company, the subsidiary guarantors name therein (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The Notes rank (i) senior in right of payment to all of the Company’s future subordinated indebtedness, (ii) equal in right of payment with all of the Company’s other existing and future senior indebtedness and (iii) effectively junior to any existing and future secured indebtedness of the Company, to the extent of the value of the collateral securing such indebtedness.  The Guarantees (as defined in the Indenture) rank (i) senior in right of payment to all of the Guarantors’ future subordinated indebtedness, (ii) equal in right of payment with all of the Guarantors’ other existing and future senior indebtedness and (iii) effectively junior to any existing and future secured indebtedness of the Guarantors’, to the extent of the collateral securing such indebtedness and (iv) effectively junior to all future indebtedness of any non-guarantor subsidiary of the Guarantors.

Interest on the Notes accrues from May 6, 2014 at a rate of 5.125% per year.  Interest on the Notes is payable semi-annually in arrears on June 1 and December 1 of each year, commencing on December 1, 2014.

The Indenture contains covenants that, among other things, limit the Company’s ability and the ability of certain of its subsidiaries to:

•                  incur or guarantee additional indebtedness or issue certain preferred stock;

•                  pay dividends, repurchase equity securities, redeem subordinated debt or make investments or other restricted payments;

•                  transfer or sell assets;

•                  create or incur liens;

•                  change the Company’s line of business;

•                  enter into certain transactions with affiliates; and

•                  merge, consolidate or transfer substantially all of the Company’s assets.

These and other covenants that are contained in the Indenture are subject to important exceptions and qualifications.

On or after June 1, 2017, the Company may redeem all or part of the Notes at the following redemption prices, plus accrued and unpaid interest on the Notes, if any, to the applicable redemption date:

Year	Percentage
2017	103.844%
2018	102.563%
2019	101.281%
2020 and thereafter	100.000%

In addition, on or prior to June 1, 2017, the Company may, from time to time, redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings at a redemption price of 105.125% of the principal amount of the Notes, plus any accrued and unpaid interest to the date of such redemption.

At any time prior to June 1, 2017, the Company may redeem the Notes, in whole or in part, at a redemption equal to 100% of the principal amount of the Notes, plus the Applicable Premium (as defined in the Indenture), together with any accrued and unpaid interest to the date of such redemption.

If a Change of Control (as defined in the Indenture) occurs at any time prior to December 1, 2015, the Company may, at its option, redeem all, but not less than all, of the Notes at a redemption price equal to 110% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the redemption date.

Upon the occurrence of a Change of Control, unless the Company has exercised its optional redemption right in respect of the Notes, the holders of the Notes will have the right to require the Company to repurchase all or a portion of the Notes at a price equal to 101% of the principal amount of the Notes, plus any accrued and unpaid interest to the date of purchase.

A copy of the Indenture is filed as Exhibit 4.1 hereto and is incorporated herein by reference.  The description of the Indenture and the Notes contained herein is qualified in entirety by the full text of such instruments.

Registration Rights Agreement

Also on May 6, 2014, in connection with the closing of the Offering, the Company and each of the Guarantors (collectively, the “Issuers”) entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with J.P. Morgan Securities LLC, as representative of the Initial Purchasers, pursuant to which the Issuers agreed (a) (i) to file with the Securities and Exchange Commission a registration statement (the “Exchange Offer Registration Statement”) on an appropriate form under the Securities Act, with respect to a registered offer to exchange any and all of the Notes (including the guarantees with respect thereto) for a like aggregate principal amount of registered notes that are identical in all material respects to the Notes (except that the exchange notes will not contain restrictive legends, transfer restrictions or provide for any increase in annual interest rate for failure to comply with this should holders of the Notes suffer damage if the Issuers fail to fulfill their obligations under the Registration Rights Agreement) and/or (ii) under certain circumstances set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Securities Act relating to the resale by certain holders of the Notes and the Guarantees thereof, (b) to use their reasonable best efforts to cause the (i) Exchange Offer Registration Statement to become and remain effective under the Securities Act until 180 days following the Exchange Date (as defined in the Registration Rights Agreement) or (ii) if applicable, the shelf registration statement to become and remain effective under the Securities Act until one year following effectiveness, and (c) to use their reasonable best efforts to commence the exchange offer not later than 60 days after the date on which the Exchange Offer Registration Statement is declared effective.  If the Issuers fail to comply with certain obligations under the Registration Rights Agreement, including if the exchange offer is not completed or if the shelf registration statement is not declared effective by May 6, 2015, they will be required to pay additional interest of 1% to the holders of the Notes in accordance with the provisions of the Registration Rights Agreement.

A copy of the Registration Rights Agreement is filed as Exhibit 4.3 hereto and is incorporated herein by reference. The description of the Registration Rights Agreement contained herein is qualified in its entirety by the full text of such exhibit.

Relationships

Certain Initial Purchasers, parties to the Eleventh Amendment or parties to the First Amendment (as defined below), or their respective affiliates (collectively, the “Banks”), perform and have performed commercial and investment banking and advisory services for the Company from time to time for which they receive and have received customary fees and expenses. In particular, affiliates of certain of the Initial Purchasers are lenders under the Company Credit Agreement and therefore may receive their pro rata share of any proceeds from the sale of the Notes that are used to repay borrowings under the Company Credit Agreement.  In addition, certain of the Initial Purchasers and their respective affiliates may hold the Company’s outstanding senior notes, including the notes being redeemed with proceeds from the Offering, and therefore, could receive a portion of such proceeds.  The Banks may, from time to time, engage in transactions with and perform services for the Company and Midstream Operating in the ordinary course of their business, for which they will receive fees and expenses.

Item 2.03                   Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant.

The information included under the headings “Company Credit Agreement Amendment” and “Indenture” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 8.01                   Other Information.

Midstream Credit Agreement Amendment

Also on May 5, 2014, in connection with the Eleventh Amendment, Antero Midstream LLC (“Midstream Operating”) entered into a First Amendment (the “First Amendment”) to its Credit Agreement with the lenders party thereto and J.P. Morgan Chase Bank, N.A., as administrative agent.  The First Amendment provided for certain ministerial amendments to correspond to the changes in the Eleventh Amendment, including an increase in the commitments thereunder to $400 million.

A copy of the First Amendment is filed as Exhibit 10.2 hereto, and is incorporated herein by reference.  The description of the First Amendment contained herein is qualified in entirety by the full text of such instruments.

Item 9.01                  Financial Statements and Exhibits.

(d)   Exhibits.

EXHIBIT	DESCRIPTION

4.1	Indenture, dated as of May 6, 2014, by and among Antero Resources Corporation, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee.
4.2	Form of 5.125% Senior Note due 2022 (included in Exhibit 4.1).
4.3

Registration Rights Agreement, dated as of May 6, 2014, by and among Antero Resources Corporation, the subsidiary guarantors named therein and J.P. Morgan Securities LLC as representative of the initial purchasers named therein.

10.1	Eleventh Amendment to Fourth Amended and Restated Credit Agreement, dated as of May 5,

EXHIBIT	DESCRIPTION
2014, by and among Antero Resources Corporation, certain subsidiaries of the Borrower, as Guarantors, the Lenders party thereto, and J.P. Morgan Chase bank, N.A., as Administrative Agent.
10.2

First Amendment to Credit Agreement, dated as of May 5, 2014, by and among Antero Midstream LLC, certain subsidiaries of the Borrower, as Guarantors, the Lenders party thereto, and J.P. Morgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO RESOURCES CORPORATION

	By:	/s/ Glen C. Warren, Jr.
Glen C. Warren, Jr.
President and Chief Financial Officer

Dated: May 7, 2014

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

4.1	Indenture, dated as of May 6, 2014, by and among Antero Resources Corporation, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee.
4.2	Form of 5.125% Senior Note due 2022 (included in Exhibit 4.1).
4.3

Registration Rights Agreement, dated as of May 6, 2014, by and among Antero Resources Corporation, the subsidiary guarantors named therein and J.P. Morgan Securities LLC as representative of the initial purchasers named therein.

10.1

Eleventh Amendment to Fourth Amended and Restated Credit Agreement, dated as of May 5, 2014, by and among Antero Resources Corporation, certain subsidiaries of the Borrower, as Guarantors, the Lenders party thereto, and J.P. Morgan Chase bank, N.A., as Administrative Agent.

10.2

First Amendment to Credit Agreement, dated as of May 5, 2014, by and among Antero Midstream LLC, certain subsidiaries of the Borrower, as Guarantors, the Lenders party thereto, and J.P. Morgan Chase Bank, N.A., as Administrative Agent.